Exhibit 3

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

REICI BOND (Exhibit 1A-4)

Date:_______________________

EACH BOND WILL HAVE A ONE HUNDRED DOLLAR (USD$100.00) FACE VALUE. THIS BOND SHALL BE MADE EFFECTIVE THE FIRST DAY OF THE NEXT CALENDAR MONTH AFTER THE PURCHASER’S PROCEEDS ARE RECEIVED INTO THE REI CAPITAL INCOME LLC ACCOUNT (THE “EFFECTIVE DATE”). ON THE EFFECTIVE DATE, THIS BOND SHALL BEGIN TO ACCRUE INTEREST.

FOR VALUE RECEIVED, REI CAPITAL INCOME LLC (“REICI” or the “Company”) promises to pay {name} (the “Bondholder”, “Purchaser”, or “Investor”) at the address shown on the signature page hereto, the principal sum of $ {$$$$} Dollars of the United States of America (“U.S.”) with interest paid quarterly in arrears on the unpaid principal balance at the “Coupon Rate” of five and one-half percent (5.5%) interest per annum and a “Pay Rate” of four percent (4%) interest per annum over fifteen (15) years. The difference between the Coupon Rate and the Pay Rate of one and one-half percent (1.5%) interest per annum will accrete to the principal value of the Bond, which amount will earn interest beginning the period following accretion. The terms applicable to the Bond are as follows:

1.	PAY RATE PAYMENTS: The Company shall make interest payments on the original face value of the Bond at the Pay Rate of four percent (4%) per annum. Interest shall be paid quarterly in arrears and shall begin to accrue on the first day of the next calendar month after the Investor’s purchase proceeds are deposited into REICI’s bank account (the “Effective Date”). Payments shall be made quarterly on a calendar basis on the first day of each succeeding quarter for sixty (60) annual quarterly payments over fifteen (15) years.

2.	INTEREST ONLY: Payments are interest only. Interest will be calculated based upon a three hundred sixty (360) day year or twelve (12) equal monthly periods. This Bond is non-amortizing.

3.	ACCRRETION: The difference between the Coupon Rate and the Pay Rate of one and one half percent (1.5%) interest will accrete monthly to the principal value of the Bond, which amount will earn interest beginning the period following accretion. If held to maturity, the Bond will have a total annualized yield of six and four tenths percent (6.4%). A sample REICI Bond Payment and Accretion Schedule is attached as Exhibit A.

4.	DUE DATE: The principal balance of the Bond together with any interest accrued thereon shall be due and payable on the date of the last annual quarterly payment due hereunder.

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

5.	DEFAULT INTEREST: After maturity or failure to make any payment due hereunder, any unpaid principal shall accrue interest at the rate of one percent (1%) per annum over the COUPON Rate of this Bond.

6.	PREPAYMENT: The Company may prepay all or part of the balance owed with all accrued interest under this Bond at any time without penalty.

7.	ALLOCATION OF PAYMENTS: Each payment shall be credited first to any late or accrued Pay Rate interest due, second to current Pay Rate interest due, and third to the outstanding principal owed.

8.	HOLDING PERIOD: A Bondholder may NOT trade or sell this REICI Bond for a period of at least eighteen (18) months from the Effective Date.

9.	TERM: The Term of the Bond shall be fifteen (15) years beginning on the Effective Date.

10.	CURRENCY: All principal and interest payments shall be made in lawful fiat currency of the U.S.

11.	SEVERABILITY: If any clause or any other portion of this Bond shall be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Bond, all of which shall remain in full force and effect.

12.	INTEGRATION: There are no verbal or other agreements that modify or affect the terms of this Bond. A Bond Purchaser will be an Investor in the Company’s debt. Every Investor shall be a party to and bound by the provisions of this Bond. Pursuant to the Company’s Private Placement Memorandum (the “PPM”) and Subscription agreement, each Investor and each subsequent person who acquires the Bonds from an Investor grants to the Company a power of attorney to, among other things, execute and file documents required for qualifying the Bond for the Portfolio Debt Exemption under and in accordance with the U.S. Internal Revenue Code enforced by the U.S. Internal Revenue Service (“IRS”). In the event the IRS should deny the Company’s qualification for the Portfolio Debt Exemption, the power of attorney grants the Company the authority to make certain amendments to the terms of the Bond, as needed, to conform to IRS eligibility requirements to qualify for the Portfolio Debt Exemption. This power of attorney grants the Company the ability to execute and deliver such other documents as may be necessary or appropriate to carry out the purposes of this Bond.

13.	CONFLICTING TERMS: In the event of any conflict between the terms of this Bond and the terms of any other instruments, securing payment of this Bond, the terms of this Bond shall prevail.

14.	EXECUTION: The Company executes this Bond as a principal and not as a surety. The Company is the sole borrower executing this Bond.

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

15.	COMMERCIAL PROPERTY: The Company represents and warrants that the proceeds received from the Purchaser will be used for commercial lending purposes and not for personal or non-business purposes.

16.	DEFINITIONS: The word Company shall be construed interchangeably with the words REI Capital Income LLC, REICI, Seller, Issuer, Payor and the word Bondholder shall be construed interchangeably with the words Purchaser, Investor, Lender, Creditor, or Payee. In this Bond, singular and plural words shall be construed interchangeably as may be appropriate in the context and circumstances to which such words apply.

17.	ADDITIONAL TERMS AND CONDITIONS: Any accrued interest or interest payable up to the Pay Rate amount shall be paid. The excess of the Coupon Rate Interest over the Pay Rate interest is accreted to the principal of the Bond. If the Bondholder decides to reinvest in additional Bonds, he, she, or it shall do so by filling out a new Subscription Agreement.

18.	TRANSFERABILITY: The Bondholder acknowledges that the Bonds are issued as Digital securitized tokens (“Tokens”) under the terms of the PPM and are securities that have not been and will not be registered under the Securities Act of 1933, as amended, (the “Securities Act”), or the securities laws of any state or other jurisdiction. NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE SECURITIES ACT AND ALL APPLICABLE LAWS. Accordingly, the Bondholder acknowledges and accepts that SEC regulations require Bondholders to hold their REICI Bonds for a minimum of forty (40) days. However, REICI is contractually imposing an eighteen (18) month holding period (the “Lockup Period”) before REICI Bonds may be sold or traded. The Company is setting this eighteen (18) month Lockup Period to establish sufficient financial performance and financial reporting for successful trading.

19.	REPRESENTATION OF THE BONDS AS DIGITAL SECURITIZED TOKENS: The terms and conditions of this Bond, including those transfer and eligibility terms and conditions associated with the Securities Laws and Regulation S, are encoded in and are an essential element of the Tokens. Upon full payment of the Bond by the Company, the Tokens representing those Bonds will be cancelled. Upon subsequent transfer of the Bond by the Bondholder, after the end of any transfer restriction period, the Tokens representing the ownership of the Bondholder subscribing to this Bond will be cancelled and reissued to the new Bondholder, such that the terms and conditions of this Bond are unchanged for any subsequent Bondholder.

20.	SECURITY: This Bond, and all similar REICI Bonds, is secured by all the assets of REICI, which will primarily consist of “First Lien” notes, secured by U.S. commercial real estate. First Lien means that loans made by REICI will be collateralized by commercial real estate property or properties, such that there is no other and can be no other claim on the property or properties collateralizing the loan or loans by REICI that are or can be superior to the REICI loan or loans, except for potential claims made by federal, state, or local tax authorities. The Bondholder agrees that the secured interest in the assets of REICI shall benefit all classes of similar REICI Bondholders and shall not provide priority to any single Bondholder over another.

BOND No:

REI CAPITAL INCOME LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by:

REI Capital Management, LLC

By:	REI CAPITAL INCOME, LLC

By:	/s/ Alan R. Blair	970 Summer St.
	Alan R. Blair, MANAGING MEMBER	Stamford, CT 06905 USA

By:
Bondholder – Signature

Name of individual (printed)
Street address
City or town
State or province
Postal code
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